SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

Commonwealth Energy Corporation.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUPPLEMENT (01/17/03)

Script for Commonwealth Energy Shareholder Calls

January 2003

To be used if we HAVE contacted shareholder previously:

Hi. My name is ______________________________. I am calling again on behalf of the Board of Directors of Commonwealth Energy Corporation.

The primary purpose of my call today is to ensure that that your vote is counted at the Annual Meeting, which is coming up next Tuesday, January 21.

Based on preliminary information, it is possible that we may not have a quorum for the Meeting. If there is not quorum, the meeting cannot be held. That means the Company would have to incur the extra costs to reschedule the meeting to a time when a quorum can be obtained. It also means that many shareholders will spend time and money to show up for the meeting only to find out that it cannot be held.

Therefore we urge you to sign, date and return your proxy today. If you do not want to vote in favor of the Board’s nominees, please return your proxy card, we urge you to return your proxy card and express your views. The proxy card provides you the opportunity to withhold authority to vote for any or all of the directors and to vote for or against any of the proposals.

Even if you plan to attend the meeting in person, please return your proxy card. If you do attend the meeting and vote in person, the vote you cast at the meeting is the one which will count.

However, if enough shareholders do not return their proxy cards no one’s vote will be counted. Just to be safe, the important thing at this point is for you to return your proxy card.

Because the meeting is Tuesday morning and there is no mail service Monday because of the holiday, we ask you to fill out and sign your proxy, then FAX it to the Inspector of Election. Fax it to:

John Castellanos
Computershare
1-818-710-1550

Again, it is very important that you fax in your proxy to ensure that the meeting has the necessary quorum and can be held.

We appreciate your prompt attention to this.

SUPPLEMENT (01/17/03)

Script for Commonwealth Energy Shareholder Calls

January 2003

To be used if we have NOT contacted shareholder previously:

Hi. My name is ______________________________. I am calling on behalf of the Board of Directors of Commonwealth Energy Corporation.

Because you are a valued shareholder, we wanted to make sure that you are aware of the Company’s Annual Meeting coming up on Tuesday, January 21, and that you have an opportunity to vote on important issues that will be considered at the Meeting.

The primary purpose of my call today is to ensure that your vote is counted at the Annual Meeting. Based on preliminary information, it is possible that we may not have a quorum for the Meeting. That means the company — and hence you — would have to incur the extra costs to obtain the required 50% of the shares. It also means that many shareholders — perhaps you — will show up for the meeting only to find out that it cannot be held.

Because the meeting is Tuesday morning and there is no mail service Monday because of the holiday, we ask you to fill out and sign your proxy, then FAX it to the Inspector of Election. Fax it to:

John Castellanos
Computershare
1-818-710-1550

Again, it is very important that you fax in your proxy to ensure that the meeting has the necessary quorum and can be held. Of course, if you later decide to attend the meeting and vote in person, then the vote you cast at the meeting is the one which will count. However, just to be safe, the important thing at this point is to obtain the necessary proxies for the meeting.

We appreciate your prompt attention to this.